As filed with the Securities and Exchange Commission on October 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BioStem Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	27-0400416
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2836 Center Port Circle Pompano Beach, FL 33064

(Address of Principal Executive Offices) (Zip Code)

BioStem Technologies, Inc. 2022 Equity Incentive Plan

BioStem Technologies, Inc. 2021 Equity Incentive Plan

Individual Option Grant Agreement (Matuszewski)

Individual Option Grant Agreement (Van Vurst)

(Full title of the plan)

Jason Matuszewski

Chief Executive Officer
c/o BioStem Technologies, Inc.
2836 Center Port Circle
Pompano Beach, FL 33064

(Name and address of agent for service)

(954) 380-8342

(Telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.

Andi Hasaj, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by BioStem Technologies, Inc., a Florida corporation (the “Company”), in connection with:

●	the registration of 4,071,793 shares of common stock, $0.001 par value per share (the “Common Stock”) issuable under the BioStem Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Plan”); and

●	the registration and resale of (i) 1,070,627 shares of Common Stock underlying options that were issued under the 2022 Plan, (ii) 400,000 shares of Common Stock underlying options that were issued under the BioStem Technologies, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), (iii) 2,250,000 shares of common stock underlying options issued to the Company’s Chief Executive Officer under an individual option award agreement (the “Matuszewski Options Agreement”), and (iv) 2,250,000 shares of common stock underlying options issued to the Company’s Chief Operating Officer under an individual option award agreement (the “Van Vurst Options Agreement” and together with the 2022 Plan, the 2021 Plan and the Matuszewski Options Agreement, the “Plans”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of common stock on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to the selling stockholders identified in the Reoffer Prospectus (the “Selling Stockholders”). The 5,970,627 shares of common stock covered by the Reoffer Prospectus represent shares issuable to the Selling Stockholders in respect of awards granted to the Selling Stockholders under the Plans. The inclusion of such shares in the Reoffer Prospectus does not necessarily represent a present intention by any of the Selling Stockholders to sell any or all such shares of common stock. As specified in General Instruction C of Form S-8, the number of shares of common stock to be reoffered or resold by means of the Reoffer Prospectus by each Selling Stockholder, and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling shares of common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act to all persons who participate in any of the Plans (the 2022 Plan, the 2021 Plan, the Matuszewski Options Agreement or the Van Vurst Options Agreement). These documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

BioStem Technologies, Inc.

5,970,627 Shares of Common Stock

This reoffer prospectus relates to the resale, from time to time, of an aggregate of 5,970,627 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of BioStem Technologies, Inc. (“we,” “us,” “our,” the “Registrant” or the “Company”) that may be acquired by certain security holders identified herein in the section entitled “Selling Stockholders,” consisting of (i) 1,070,627 shares of Common Stock underlying options that were issued under the BioStem Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), (ii) 400,000 shares of Common Stock underlying options that were issued under the BioStem Technologies, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), (iii) 2,250,000 shares of common stock underlying options issued to the Company’s Chief Executive Officer under an individual option award agreement (the “Matuszewski Options Agreement”), and (iv) 2,250,000 shares of common stock underlying options issued to the Company’s Chief Operating Officer under an individual option award agreement (the “Van Vurst Options Agreement” and together with the 2022 Plan, the 2021 Plan and the Matuszewski Options Agreement, the “Plans”). You should read this prospectus carefully before you invest in our Common Stock.

The selling stockholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the Nasdaq Capital Market or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Stockholders may sell or dispose of the shares of common stock covered by this prospectus. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The Selling Stockholders are certain of our prior and current executive officers, two of whom may be considered an “affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) of the Company. The Shares issuable to certain of the Selling Stockholders in respect of awards granted to them under the Plans will be “control securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the Shares under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. The number of shares of common stock to be offered or resold by means of this prospectus by each Selling Stockholder, and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling shares of common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BSEM.” On October 5, 2026, the closing sales price of our common stock as reported on Nasdaq was $2.755 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2026

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different. Neither we nor the Selling Stockholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

ii

Prospectus Summary

This prospectus is part of a registration statement that we filed with the SEC. We have provided to you in this prospectus a general description of the Selling Stockholders and the distribution of the shares of common stock. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at our website as described under the heading “Where You Can Find More Information” in this prospectus.

Overview

Our mission is to create and deliver the most advanced healing technologies in the world. We are focused on the development and commercialization of perinatal tissue-based therapies that support healing across the continuum of care, including advanced wound care and surgical applications. We harness the natural properties of perinatal tissue through our proprietary processing technologies to deliver solutions intended to support tissue repair and regeneration.

Our portfolio consists primarily of placenta-derived tissue allografts, which are human tissues used as protective barriers or coverings to support the body’s natural healing processes. We offer both dry and cryopreserved allografts that are utilized across a broad range of clinical settings, including advanced wound care and surgical applications. We intend to continue expanding our portfolio with complementary regenerative therapies and technologies that address unmet needs across wound management and surgical healing.

Our Business

We develop and commercialize placenta and umbilical cord-derived tissue allografts used as protective barriers and scaffolds in the treatment of acute and chronic wounds and as adjuncts in surgical procedures. Our products are processed using three proprietary technologies that collectively enable us to offer products across multiple formats to address varying physician preferences, clinical needs, and site-of-care requirements:

●	BioRetain® – Our proprietary dehydration-based tissue processing technology that preserves the natural structure and endogenous biological components of placental tissue.

●	CryoTek® -- A proprietary cryopreservation technology that maintains the structural and biological integrity of placental tissue, including key growth factors and extracellular matrix components, while devitalizing resident cells to reduce the potential for immune response.

●	SteriTek® -- A proprietary preservation method designed to produce hydrated, shelf-stable placental tissue allografts. The SteriTek® process utilizes methods consistent with CryoTek® to preserve the tissue’s innate characteristics, followed by terminal sterilization using gamma irradiation.

Together, these three platforms give us a differentiated, multi-format product offering spanning dry, cryopreserved, and shelf-stable configurations. We believe this breadth of processing capabilities provides flexibility in product design and is a key competitive differentiator in the regenerative medicine market.

Our target patient population includes those suffering from diabetic foot ulcers, venous leg ulcers, pressure ulcers, traumatic wounds, and post-surgical incisions. We believe the increasing prevalence of chronic diseases such as diabetes and obesity, combined with growth in surgical procedure volumes, will drive sustained demand for our products.

Corporate Information

We are headquartered in Pompano Beach, Florida. Our principal executive offices are located at 2836 Center Port Circle, Pompano Beach, Florida 33064, our telephone number is (954) 380-8342. Our website address is www.biostemtechnologies.com and our email address is info@biostemtech.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the shares of common stock offered by this prospectus.

The Offering

Outstanding Common Stock	18,672,125 shares of our Common Stock were outstanding as of October 1, 2026.

Common Stock Offered	This offering relates to the resale by the Selling Stockholders of up to 5,970,627 shares of Common Stock. The Selling Stockholders identified in this prospectus may acquire such shares pursuant to grants made pursuant to the Plans.

Selling Stockholders	The Selling Stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 5. We do not satisfy the requirements for the use of Form S-3 at the time of filing this prospectus, therefore the amount of securities to be offered or resold by means of the reoffer prospectus by the designated Selling Stockholders may not exceed, during any three month period, the amount specified in Rule 144(e).
Use of Proceeds	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 3 of this reoffer prospectus.

Trading market and symbol	Our Common Stock is listed on Nasdaq under the symbol “BSEM.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” in our prospectus dated September 29, 2026, filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act on September 29, 2026, relating to our Registration Statement on Form S-1 (File No. 333-299025) (the “S-1 Prospectus”), and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with all of the other information appearing in or incorporated by reference into this prospectus, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Our business, results of operations, financial condition, and prospects could be harmed by any of these risks, as well as other risks not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Because the Company was formerly a shell company, selling stockholders may not rely on Rule 144 for the resale of Shares unless and until the conditions of Rule 144(i) are satisfied. In particular, selling stockholders cannot rely on Rule 144 until at least one year after the Company filed the information required by Form 10, and the Company is current in its reports, in each case subject to applicable law.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. All proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders. However, we will receive the exercise price of any common stock issued to the Selling Stockholders upon cash exercise by them of their options. We would expect to use these proceeds, if any, for general working capital purposes. We have agreed to pay the expenses of registration of these shares.

SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from Selling Stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate. The Selling Stockholders may acquire these Shares from us pursuant to the Plans. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

●	the name of each Selling Stockholder;

●	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Stockholders;

●	the number of shares of our Common Stock that each selling stockholder beneficially owned as of October 1, 2026 prior to the offering for resale of the shares under this prospectus;

●	the number of Shares that may be offered for resale for the account of each Selling Stockholder under this prospectus; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder). The percentage of beneficial ownership is based on 18,672,125 shares of common stock issued and outstanding as of October 1, 2026 and is determined in accordance with the rules of the SEC, which, among other things, assumes the exercise of convertible securities, warrants and options by a securityholder for shares of Common Stock by such securityholder only.

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders. Because the Selling Stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of Shares in the column “Number of Shares Being Offered” represents all of the shares of our Common Stock that each Selling Stockholders may offer under this prospectus. We do not know how long the Selling Stockholders will hold the Shares before selling them or how many Shares they will sell. The Shares of our Common Stock offered by this prospectus may be offered from time to time by the selling stockholders listed below. We cannot assure you that any of the Selling Stockholders will offer for sale or sell any or all of the Shares offered by them by this prospectus.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these securities.

					Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering		Common Stock Offered for Resale in this Offering		Number	Percentage
Jason Matuszewski	3,665,899	(1)	2,929,763	(2)	1,303,651	6.0%
Andrew Van Vurst	3,854,452	(3)	2,640,864	(4)	1,539,909	7.2%
Howard Gostfrand	400,000	(5)	400,000		—	*

(1)	This amount includes (i) 100 shares of Common Stock issuable upon conversion of 100 Series A-1 Convertible Preferred Shares currently held and (ii) 2,362,248 shares of Common Stock underlying options that are exercisable within 60 days of October 1, 2026. Mr. Matuszewski serves as our Chief Executive Officer and the Chair of our Board of Directors.
(2)	This amount includes 567,515 shares of Common Stock underlying options that are not exercisable within 60 days of October 1, 2026 and are therefore not included in the shares beneficially owned prior to this offering.
(3)	This amount includes (i) 100 shares of Common Stock issuable upon conversion of 100 Series A-1 Convertible Preferred Shares currently held and (ii) 2,314,543 shares of Common Stock underlying options that are exercisable within 60 days of October 1, 2026. Mr. Van Vurst serves as our Chief Operating Officer and a member of our Board of Directors.
(4)	This amount includes 326,321 shares of Common Stock underlying options that are not exercisable within 60 days of October 1, 2026 and are therefore not included in the shares beneficially owned prior to this offering.
(5)	This amount includes 400,000 shares of Common Stock underlying options that are exercisable within 60 days of October 1, 2026. Mr. Gostfrand served as our Director of Corporate Communication and Strategy from August 2021 until December 2022.

*	Represents beneficial ownership of less than one percent.

PLAN OF DISTRIBUTION

The Selling Stockholders may offer and sell, from time to time, their respective shares of common stock covered by this prospectus. For purposes of this section, the term “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of common stock or interests in common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans;

●	settlement of short sales entered into after the date of this prospectus;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	through loans or pledges, including to a broker-dealer or an affiliate thereof;

●	delayed delivery arrangements;

●	to or through underwriters or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; and

●	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any Shares that qualify for sale pursuant to Rule 144, including after satisfaction of the limitations applicable to a former shell company under Rule 144(i), may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the shares short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Stockholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A.

Experts

The consolidated financial statements of BioStem Technologies, Inc. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, included in the S-1 Prospectus have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering December 31, 2025, consolidated financial statements contains an explanatory paragraph that states that the Company’s net accumulated deficit and expected losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The abbreviated financial statements of the Acquired BioTissue Surgical and Wound Care Product Lines as of December 31, 2025, and for the year ended December 31, 2025, have been included in the S-1 Prospectus in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC” or the “Commission”) allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

●	Our prospectus dated September 29, 2026, filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act on September 29, 2026, relating to our Registration Statement on Form S-1 (File No. 333-299025), which contains audited financial statements for our latest fiscal year ended December 31, 2025;

●	The description of our common stock contained in our Registration Statement on Form 10 (File No. 001-42292), initially filed with the Commission on July 10, 2026, as amended by Amendment No. 1 filed with the Commission on July 24, 2026 and Amendment No. 2 filed with the Commission on August 4, 2026, including any amendment or report filed for the purpose of updating such description;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 filed with the Commission on August 12, 2026; and

●	Our Current Reports on Form 8-K filed with the Commission on August 7, 2026, September 18, 2026 and September 30, 2026.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

BioStem Technologies, Inc.

Attention: Katherine Gorrell, Chief Legal & Compliance Officer

2836 Center Port Circle

Pompano Beach, FL 33064

(954) 380-8342

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act. Under the Exchange Act, we will file annual, quarterly and current reports, as well as proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information will be available on the website of the SEC referred to above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following document(s), which have been filed with the Commission by the Company are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K:

●	Our prospectus dated September 29, 2026, filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act on September 29, 2026, relating to our Registration Statement on Form S-1 (File No. 333-299025), which contains audited financial statements for our latest fiscal year ended December 31, 2025;

●	The description of our common stock contained in our Registration Statement on Form 10 (File No. 001-42292), initially filed with the Commission on July 10, 2026, as amended by Amendment No. 1 filed with the Commission on July 24, 2026 and Amendment No. 2 filed with the Commission on August 4, 2026, including any amendment or report filed for the purpose of updating such description;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 filed with the Commission on August 12, 2026; and

●	The Company’s Current Reports on Form 8-K filed with the Commission on August 7, 2026, September 18, 2026 and September 30, 2026.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We were organized under the laws of the State of Florida and are subject to the Florida Business Corporation Act, or the FBCA. Subject to the procedures and limitations stated therein Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless (a) the director breached or failed to perform his duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Subject to the procedures and limitations stated therein, Section 607.0850(1) of the FBCA empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding (other than any action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA also empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 607.0850(1) or 607.0850(2) of the FBCA, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA and our Articles and Bylaws are not exclusive, and a corporation may make any other or further indemnification of or advancement of expenses to any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Our Articles and Bylaws provide that we shall, to the fullest extent permitted by Section 607.0850 of the FBCA, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under Section 607.0850 of the FBCA from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 607.0850 of the FBCA. Further, the indemnification provided for in our Articles and Bylaws is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Pursuant to our Articles and Bylaws, we maintain an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act for which they may become legally obligated to pay or for which we are required to indemnify our directors and officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the Articles.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1	Certificate of Designation for Series A-1 Preferred Stock of BioStem Technologies, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 27, 2024).
4.2	Certificate of Designation for Series B-1 Preferred Stock of BioStem Technologies, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 27, 2024).
4.3	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2026).
5.1*	Opinion of Greenberg Traurig, P.A.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Grant Thornton LLP.
23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page hereto).
99.1	BioStem Technologies, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 27, 2024).
99.2	BioStem Technologies, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 27, 2024).
99.3	Amendment to the BioStem Technologies, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 10, 2026).
99.4*	Option Agreement, dated October 24, 2022, by and between BioStem Technologies, Inc. and Jason Matuszewski.
99.5*	Option Agreement, dated October 24, 2022, by and between BioStem Technologies, Inc. and Andrew Van Vurst.
107*	Filing Fee Table.

*	Filed herewith

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on the 6th day of October, 2026.

BioStem Technologies, Inc.

By:	/s/ Jason Matuszewski
Name:	Jason Matuszewski
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Matuszewski and Andrew Van Vurst, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ Jason Matuszewski	Chief Executive Officer and Chair of the Board	October 6, 2026
Jason Matuszewski	(Principal Executive Officer)

/s/ Andrew Van Vurst	Chief Operating Officer and Director	October 6, 2026
Andrew Van Vurst

/s/ Brandon Poe	Chief Financial Officer	October 6, 2026
Brandon Poe	(Principal Financial Officer)

/s/ Michael Fortunato	Chief Accounting Officer	October 6, 2026
Michael Fortunato	(Principal Accounting Officer)

/s/ Mark Glickman	Director	October 6, 2026
Mark Glickman

/s/ Rayna Hannaway	Director	October 6, 2026
Rayna Hannaway

/s/ Steven Sonenreich	Director	October 6, 2026
Steven Sonenreich

/s/ Kenneth Warrington	Director	October 6, 2026
Kenneth Warrington

/s/ Jodi Ungrodt	Director	October 6, 2026
Jodi Ungrodt